UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 605
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 16, 2009, Zoo Entertainment, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors identified therein, pursuant to which the Company sold in a private offering an aggregate of 209,402 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), at a price per share equal to $2.50, for gross proceeds to the Company of $775,985 (the “December Financing”).   Each Series A Preferred Share shall automatically convert into 1,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the effectiveness of the filing of an amendment to the Company’s Certificate of Incorporation authorizing a sufficient number of shares of Common Stock to permit the conversion of the Series A Preferred Shares.  As previously disclosed in that Current Report on Form 8-K filed on November 27, 2009, which is incorporated herein by reference, on November 20, 2009, the Company consummated a financing to raise $4,224,015 through the sale of 1,180,282 Series A Preferred Shares (the “November Financing”).  The Series A Preferred Shares sold in the December Financing were issued on the same terms and conditions as the Series A Preferred Shares sold in the November Financing.

In connection with the December Financing, the Company also issued to Focus Capital Partners, LLC, a lead investor (“Focus”), a warrant to purchase 100,992,000 shares of Common Stock (the “Warrant”).   The Warrant has a five year term and an exercise price of $0.01 per share.  The Warrant contains customary limitations on the amount that can be exercised.  Additionally, the Warrant provides that it cannot be exercised until the effectiveness of the filing of an amendment to the Company’s Certificate of Incorporation authorizing a sufficient number of shares of Common Stock to permit the exercise of the Warrant.  In the event of any subdivision, combination, consolidation, reclassification or other change of Common Stock into a lesser number, a greater number or a different class of stock, the number of shares of Common Stock deliverable upon exercise of the Warrant will be proportionally decreased or increased, as applicable, but the exercise price of the Warrant will remain at $0.01 per share.   The Warrant was issued on the same terms and conditions as the warrants that were issued to the lead investors in the November Financing, which were re-issued in the form attached hereto as Exhibit 4.1.  The foregoing description of the Warrant does not purport to be complete, and is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1, which is incorporated herein by reference.

In connection with the consummation of the December Financing, the Company also entered into Amendment No. 1 to Registration Rights Agreement (the “Amendment”), which amended that certain Registration Rights Agreement, by and among the Company, Focus and Socius Capital Group, LLC, dated as of November 20, 2009 (the “Registration Rights Agreement”).  Pursuant to the Amendment, the Company agreed to register the resale of (i) 31,008,000 shares of Common Stock issuable upon conversion of the 31,008 Series A Preferred Shares issued to Focus in the December Financing and (ii) 100,992,000 shares of Common Stock issuable upon exercise of the Warrant issued to Focus in the December Financing (the “Additional Registrable Securities”), which securities shall be included in a registration statement that the Company is required to file with the Securities and Exchange Commission under the Registration Rights Agreement.  The Amendment also extended the date by which the Company is required to file the registration statement to no later than December 24, 2009, and provided that the Company is obligated to use its best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended, as soon as possible, but in any event prior to February 22, 2009.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Series A Preferred Shares and the Warrant is incorporated herein by reference. The Series A Preferred Shares and the Warrant were issued pursuant to Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Rule 506 of Regulation D.  A registration statement covering the resale of the Additional Registrable Securities will be filed with the Securities and Exchange Commission, as described under Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description
4.1	Form of Warrant issued to Focus Capital Partners, LLC and Socius Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name:	David Fremed
Title:	Chief Financial Officer